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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 11, 2004



                       COMMISSION FILE NUMBER: 333-100125

               Behringer Harvard Short-Term Opportunity Fund I LP
             (Exact Name of Registrant as Specified in Its Charter)

              TEXAS                                          71-0897614
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)


              1323 NORTH STEMMONS FREEWAY, SUITE 212, DALLAS, TEXAS
                                      75207
                    (Address of principal executive offices)
                                   (Zip Code)


                          (866) 655-1620 (Registrant's
                     telephone number, including area code)


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ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

     On February 11, 2004 (the "Date of Acquisition"), Behringer Harvard Short-Term Opportunity Fund I LP (the "Registrant"), acquired a five-story office building (the "Woodall Rodgers Building") containing approximately 74,090 rentable square feet and a free standing single story bank office building with drive-thru lanes (the "Bank Building"), both located on approximately 1.7 acres subject to a ground lease that expires in 2097 (the "Improved Property"). The Registrant also acquired approximately 1.6 acres of undeveloped land adjoining the Improved Property (the "Development Property," and together with the Improved Property, the "Woodall Rodgers Property") located in Dallas, Texas. The purchase price of the Woodall Rodgers Property was $10,300,000 plus preliminary closing costs of approximately $588,580. The Registrant used an interim financing mortgage note of $3,600,000 (the "Loan") with Benchmark Bank (the "Lender") to pay a portion of the purchase price and paid the remaining purchase price from proceeds of the Registrant's public offering of its partnership units. The Woodall Rodgers Property is held by Behringer Harvard Woodall Rodgers LP (the "Partnership"), in which Behringer Harvard Woodall Rodgers GP, LLC, a wholly owned subsidiary of the Registrant (the "Subsidiary"), is the general partner, the Registrant is the Class A Limited Partner and PRG Realty Partners, Ltd ("PRG") is the Class B Limited Partner. The purchase price for the transaction was determined through negotiations between OLY McKinney, L.P. and OLY Uptown General Partnership (the "Sellers") and Behringer Harvard Advisors II LP, the Registrant's general partner. In evaluating the Woodall Rodgers Property as a potential acquisition and determining the appropriate amount of consideration to be paid, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from tenants from rent and expense reimbursements less the project's actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, lease terms, price per square foot, occupancy, the characteristics of development on developable property within the submarket of the Development Property and the opportunity to develop or sell the Development Property. The Registrant's general partner believes that the Woodall Rodgers Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed.

     The ground lease assumed by the Partnership for the land on which the Improved Property is situated, has an initial 99 - year term that expires September 30, 2097. From the Date of Acquisition through June 30, 2004, the monthly lease payment is $25,458. Rent escalations on June 30, 2004, and every eight years thereafter, are based on one of two alternative procedures. The first alternative is based on an appraisal of the market value of the lease premises and the second alternative is based on a cost of living adjustment, with maximum monthly rents for each escalation stipulated in the lease. Based on preliminary calculations of the cost of living adjustment alternative, the monthly lease payment from June 30, 2004 through June 30, 2012 will be approximately $29,100. Under the terms of the lease, the Registrant is responsible for taxes, utilities and insurance for the leased property.

     The Loan has an interest rate of 7.0% per annum with a maturity date of August 9, 2004. The Loan requires monthly interest payments with any outstanding principal balance due and payable on August 6, 2004. The Partnership has the right to prepay, at any time and without premium or penalty, the entire unpaid principal balance of the Loan or any portion thereof. The Registrant is currently negotiating with several financial institutions regarding financing for the Woodall Rodgers Property with a term more approximating the anticipated holding period for the Woodall Rodgers Property of between three and five years. The Loan is nonrecourse as to principal and interest, but provides that the Partnership and the general partner, shall be liable for (i) waste to or of the property or a failure to maintain the property in the manner required by the

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loan documents; (ii) fraud or material misrepresentation by the Partnership;
(iii) failure to pay insurance premiums, taxes, assessments, ground rent or any other lienable impositions as required under the loan documents; (iv) misapplication of tenant security deposits, insurance proceeds or condemnation proceeds; (v) failure while in monetary default to pay to Lender all rents, income and profits of and from the property, net of reasonable and customary operating expenses; (vi) breach of or failure to perform under the environmental representations, warranties, covenants or indemnifications described in the Certificate and Indemnification Regarding Hazardous Substances; (vii) destruction or removal of fixtures or personal property securing the note from the property, unless replaced by items of equal value; (viii) terminating, settling, amending or entering into a lease of the property in violation of the loan documents; (ix) failure of the property to comply with the Americans with Disabilities Act of 1990, as amended, the Fair Housing Act of 1988, as amended, or any other similar building laws after any governmental authority has notified the Partnership, its agents, employees and/or contractors of such non-compliance; (x) failure to pay to Lender any rent, income or profits that have been prepaid more than 30 days in advance; (xi) willful or grossly negligent violation of applicable law; and (xii) failure of the Partnership to pay all amounts payable pursuant to the Loan in full, together with reasonable attorney fees, if (A) the Partnership transfers or encumbers the property in contravention of the loan documents, (B) the Partnership contests the exercise of the Lender's rights or remedies under the loan documents, or (C) the Partnership files a voluntary petition under Chapter 11 of the Bankruptcy Code prior to the one-year anniversary of the transfer of title to the property to Lender by foreclosure of deed or other conveyance in lieu of foreclosure or otherwise.

     The Partnership was formed in January 2004 by the Subsidiary as the general partner, the Registrant as the Class A Limited Partner and PRG as the Class B Limited Partner. The initial capital contributions to the Partnership were $1.00 from both the Subsidiary and PRG, and the Registrant contributed sufficient cash and debt financing to consummate the acquisition of the Woodall Rodgers Property. PRG initially had the Woodall Rodgers Property under contract for purchase and assigned its rights thereto to the Partnership in exchange for a $100,000 acquisition and due diligence fee and the right to future distributions as discussed below. From time to time, the Subsidiary may seek additional funds to cover operating expenses and additional capital contributions. The Subsidiary and the Registrant shall each have the option to provide such funds, with proceeds credited to their additional capital contribution accounts. For all matters requiring a vote, only the Subsidiary and the Registrant are entitled to vote. PRG has no right to vote with respect to matters of the Partnership, but PRG is to be promptly notified after any vote. The unanimous consent of all the partners in the Partnership is required in order for the Partnership to acquire any real property other than the Woodall Rodgers Property and no amendment to the Partnership's partnership agreement that reduces a partner's economic interest may be made without the prior written consent of such partner. The Subsidiary, as general partner, acting alone, is authorized to make all decisions and to act on behalf of the Partnership and is solely responsible for the operation and management of the business of the Partnership.

     Distributions of cash from operations are to be made on a quarterly basis first to the Subsidiary and the Registrant. Distributions of cash from a capital transaction are to be distributed first to the Subsidiary and the Registrant until their capital account balances are reduced to zero, and then to the Registrant until the limited partners of the Registrant have received distributions in the aggregate resulting in an internal rate of return of 17%. The remaining balance is to be distributed 50% to the Registrant and 50% to PRG.

     On the Date of Acquisition, PRG was paid a $100,000 acquisition and due diligence fee. PRG also has the non-exclusive right to present potential buyers of the property to the Partnership, and if PRG presents a buyer that purchases the property or any portion thereof, the Partnership is to pay PRG a market rate disposition fee.

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     HPT Management Services LP (the "Property Manager"), an affiliate of the
Registrant, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the property. Among other things, the Property Manager has the authority to negotiate and enter into leases of the property on behalf of the Partnership, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that the Partnership provide sufficient funds for the payment of operating expenses.

     As compensation, the Property Manager receives a property management fee equal to 4% of the monthly gross revenues (as defined in the Amended and Restated Property Management and Leasing Agreement). The Property Manager has subcontracted certain of its on-site management services to Trammell Crow Dallas/Fort Worth, Ltd., an affiliate of Trammell Crow Services, Inc. (collectively, "TCC"). In addition, the Partnership has contracted with TCC for the leasing and disposition of the Woodall Rodgers Property. Under this arrangement TCC is to receive 4.5% of base rent for new leases and lease expansions, extensions and renewals that are not co-brokered, and 6.5% of base rent for new leases and lease expansions, extensions and renewals that are co-brokered. TCC is also entitled to a fee of 5% of the cost of construction supervised at the Woodall Rodgers Property, including capital repairs and improvements, major building reconstruction and tenant improvements.

     In the event that TCC does not subcontract with the Property Manager to act as the on-site property manager for the Improved Property, the Property Manager is required to offer to PRG the opportunity to subcontract for property management (but not leasing) services for the Improved Property upon the same terms and conditions as would be applicable if TCC had subcontracted for such services.

     The Woodall Rodgers Building, which was constructed in 1983, includes among its major tenants Republic Title of Texas, Inc. and Precept Builders, Inc. and is approximately 79% leased. Republic Title is a fully integrated licensed title insurance agency providing a full range of title insurance and closing services. Republic Title is a wholly owned subsidiary of First American Title Insurance Company, a NYSE listed company. Republic Title leases approximately 16,652 square feet through June 30, 2006. Precept Builders is a general contractor made up of two operating divisions offering a complete range of commercial construction services. Precept Builders leases approximately 14,090 square feet through February 28, 2009.

     The Bank Building was built in 1982 and consists of a one story walk-in bank office and seven drive-thru lanes and is occupied by Bank One, N.A. The Bank One lease of the Bank Building expires April 30, 2010.



Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits
     (a)     Financial Statements of Businesses Acquired.

     Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before April 26, 2004, by amendment to this Form 8-K, which date is within the 60-day period allowed to file such an amendment.

     (b)     Pro Forma Financial Information.

             See paragraph (a) above.

     (c)     Exhibits.

             None.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

                                       BY: BEHRINGER HARVARD ADVISORS II LP
                                                  CO-GENERAL PARTNER





     Dated:  February 26, 2004         By: /s/ Gary S. Bresky
                                          ------------------------------

                                          Gary S. Bresky
                                          Chief Financial Officer and Treasurer


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